EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT




                                                                     OTHER NAMES
                                            JURISDICTION OF       UNDER WHICH
                                           INCORPORATION OR       SUBSIDIARY
NAME (AND % OWNED)                           ORGANIZATION         DOES BUSINESS
------------------------------             -----------------      -------------

Jovian Energy, Inc.                        Delaware               Capco Resource
 (100% owned)                                                       Corporation

Capco Resources Ltd.                       Alberta, Canada            None
 (88.9% owned by Jovian Energy, Inc.)

Capco Asset Management, Inc.               Nevada                     None
 (100% owned by Jovian Energy, Inc.)

Meteor Enterprises, Inc.                   Colorado                   None
  (100% owned)

Meteor Marketing, Inc. (formerly known
 as Pyramid Stores, Inc. and Fleischli
 Oil Company, Inc.)(100% by Meteor
 Enterprises, Inc.)                        Wyoming                    None

Innovative Solutions and Technologies,
 Inc. (100% by Meteor Enterprises, Inc.)   Colorado                   None

Meteor Holdings LLC (73% by Meteor
 Enterprises, Inc.)                        Colorado                   None

Capco Resources, Inc. (100% by Meteor      Delaware                   None
 Holdings LLC)

Graves Rio Rancho No. 1 Ltd. Co.
 (50% by Meteor Enterprises, Inc.)         New Mexico                 None

Tri-Valley Gas Co. (100% by Meteor
  Marketing, Inc.)                         Colorado                   None

Meteor Properties, LLC (formerly know as
 BNGS, Inc.) (100% by Meteor Marketing,
 Inc.)                                     Wyoming                    None

Meteor Carroll, LLC (100% by Meteor
  Properties LLC)                          Colorado                   None

Fleischli Fluids Management Company LLC    Wyoming                    None
 (100% by Meteor Marketing, Inc.)

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